CMA Tax Exempt

PROPOSAL 1, 2, & 3 HAVE PASSED
PROPOSAL # 4 INVESTMENT RESTRICTIONS HAS BEEN ADJOURNED TO 10/18/01

				Proxy Results - CMA TAX EXEMPT FUND
				Initial Meeting Date: August 24, 2001 POSTPONED
				1st Meeting Date: September 20, 2001

				Record Date: June 1, 2001
				As of: September 20, 2001

				Votes Needed
		Shares Needed	Outstanding	'50% + 1		Shares Withheld		Total Units
	Fund	To Pass	Shares	of Shares Voted	For	From Voting		Voted

1)	DIRECTORS:
	Ronald W. Forbes	-4,503,628,304	9,949,605,166	4,974,802,584	9,478,430,888	470,079,668		9,948,510,556
	Terry K. Glenn	-4,505,217,533	9,949,605,166	4,974,802,584	9,480,020,117	468,490,439		9,948,510,556
	Cynthia A. Montgomery	-4,501,956,837	9,949,605,166	4,974,802,584	9,476,759,421	471,751,135		9,948,510,556
	Charles C. Reilly	-4,508,243,724	9,949,605,166	4,974,802,584	9,483,046,308	465,464,248		9,948,510,556
	Kevin A. Ryan	-4,506,706,521	9,949,605,166	4,974,802,584	9,481,509,105	467,001,451		9,948,510,556
	Roscoe S. Suddarth	-4,504,280,388	9,949,605,166	4,974,802,584	9,479,082,972	469,427,584		9,948,510,556
	Richard R. West	-4,504,209,340	9,949,605,166	4,974,802,584	9,479,011,924	469,498,632		9,948,510,556
	Edward D. Zinbarg	-4,506,227,280	9,949,605,166	4,974,802,584	9,481,029,864	467,480,692		9,948,510,556

				Votes Needed
		Shares Needed	Outstanding	TWO-THIRDS				Total Units
		To Pass	Shares	of Outstanding Shares	For	Against	Abstain	Voted

2)	Reorganize into a "Master/Feeder"	-1,205,626,425	9,949,605,166	6,633,070,111	7,838,696,536	1,526,449,687	583,364,334	9,948,510,557
	structure

				Votes Needed
		Shares Needed	Outstanding	50% + 1 of				Total Units
		To Pass	Shares	Outstanding Shares	For	Against	Abstain	Voted

3)	To divide the Fund's shares into Additional	-2,707,332,836	9,949,605,166	4,974,802,584	7,682,135,420	1,693,501,142	572,873,995	9,948,510,557
	classes

	The quorum consists of the one-third of the shares outstanding, present in person or by proxy.
	Proposals 1 & 3 requires the vote of the majority of the shares represented at the Meeting
	Proposal 2 requires the vote of two-thirds of the outstanding shares.

Last Updated on 11/29/2001
By MLMAG